                                                                   EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        CONSOLIDATED CIGAR HOLDINGS INC.


                  Consolidated Cigar Holdings Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

                  1. The present name of the Corporation is Consolidated Cigar Holdings Inc. The Corporation was originally incorporated under the name "Consolidated Cigar (Parent) Holdings Inc." and its original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on January 6, 1993 and was amended on June 25, 1996.

                  2. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board") and by the sole stockholder of the Corporation in accordance with Sections 228, 242, and 245 of the DGCL.

                  3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended, supplemented and/or restated (the "Certificate of Incorporation").

                  4. Upon the filing (the "Effective Time") of this Certificate of Incorporation pursuant to the DGCL, each share of the Corporation's common stock, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into 24,600 validly issued, fully paid, and non-assessable shares of Class B Common Stock authorized by subparagraph (a) of Article FOURTH of the Certificate of Incorporation (totaling 24,600,000 shares of Class B Common Stock), without any action by the holder thereof (the "Reclassification"). Each certificate that theretofore represented a share or shares of Old Common Stock shall thereafter represent that number of shares of Class B Common Stock into which the share or shares of Old Common Stock represented by such certificate shall have been reclassified.



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                  5. The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

                  FIRST: The name of the Corporation is Consolidated Cigar Holdings Inc.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corpora- tion may be organized under the DGCL.

                  FOURTH: (a) Authorized Capital Stock. The Corporation is authorized to issue 570,000,000 shares of capital stock, of which 300,000,000 shares shall be shares of Class A Common Stock, $0.01 par value ("Class A Common Stock"), 250,000,000 shares shall be shares of Class B Common Stock, $0.01 par value ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and 20,000,000 shares shall be shares of Preferred Stock, $0.01 par value ("Preferred Stock").

(b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions of each class of the Common Stock are as follows:

     (1) Voting. (i) At each annual or special meeting of stockholders, in the case of any written consent of stockholders in lieu of a meeting and for all other purposes, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock standing in such person's name on the stock transfer records of the Corporation, and each holder of record of Class B Common Stock on the relevant record date shall be entitled to ten (10) votes for each share of Class B Common Stock standing in such person's name on the stock transfer records of the Corporation. Except as otherwise required by law and subject to the rights of holders of any series of Preferred Stock of the Corporation that may be issued from time to time, the holders of shares of Class A Common Stock and of shares of Class B Common Stock shall vote as a single class on all matters with respect to which a vote of the stockholders of the Corporation is required under applicable law, the Certificate of Incorporation of the Corporation, or the By-Laws of the Corporation, or on which a vote of stockholders is otherwise duly called for by the Corporation, including, but not limited to, the election of directors, matters concerning the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, mergers or consolidations with another entity or entities, dissolution of the Corporation and amendments to the Certificate of Incorporation of the Corporation. Except as provided in this Article FOURTH or by applicable law, whenever applicable law, the Certificate of Incorporation of the Corporation or the By-Laws of the Corporation provide for the necessity of an affirmative vote of the stockholders entitled to cast at least a majority (or any other greater percentage) of the votes which all stockholders are entitled to cast thereon, or a "majority (or any other greater percentage) of the voting stock," or language of similar effect, any and all such language shall mean that the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote as one class and that a majority (or any other greater percentage) consists of a majority (or such other greater percentage) of the total number of votes entitled to be cast in accordance with the provisions of this Article FOURTH.

                  (ii) Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

                  (iii) The Corporation may, as a condition to counting the votes cast by any holder of shares of Class B Common Stock at any annual or special meeting of stockholders, in the case of any written consent of stockholders in lieu of a meeting, or for any other purpose, require the furnishing of such affidavits or other proof as it may reasonably request to establish that the shares of Class B Common Stock held by such holder have not, by virtue of the provisions of subparagraphs (b)(6) or (7) of this Article FOURTH, been converted into shares of Class A Common Stock.

         (2) Dividends; Stock Splits. Subject to the rights of the holders of shares of any series of Preferred Stock, and subject to any other provisions of the Certificate of Incorporation of the Corporation, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor. If at any time a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Common Stock or other voting securities or options or warrants to purchase shares of Common Stock or other voting securities or securities convertible into or exchangeable for shares of Common Stock or other voting securities) is paid on the shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be paid on shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share. If at any time a dividend or other distribution payable in shares of Common Stock or options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock is paid on shares of Class A Common Stock or Class B Common Stock, a like dividend or other distribution shall also be paid on shares of Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share; provided that, for this purpose, if shares of Class A Common Stock or other voting securities, or options or warrants to purchase shares of Class A Common Stock or other voting securities or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities, are paid on shares of Class A Common Stock and shares of Class B Common Stock or voting securities identical to the other securities paid on the shares of Class A Common Stock (except that the voting securities paid on the Class B Common Stock may have ten (10) times the number of votes per share as the other voting securities to be received by the holders of the Class A Common Stock) or options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution. In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

         (3) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

         (4) Mergers, etc. In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive the same consideration on a per share basis; provided that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Class B Common Stock may receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be con-verted or exchanged).

         (5) No Preemptive or Subscription Rights. No holder of shares of Class A Common Stock or Class B Common Stock shall be entitled to preemptive or subscription rights.

         (6) Transfer Restriction; Change of Control of Holders. (i) Except as provided in subparagraph (b)(6)(iv) of this Article FOURTH, no person holding record ownership of shares of Class B Common Stock (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, except to a Permitted Transferee of such Class B Holder. For the purposes hereof, a "Permitted Transferee" shall mean:

                  (A) In the case of a Class B Holder who is a natural person, such Class B Holder's "Permitted Transferee" means (x) the present or former spouse of such Class B Holder, a lineal descendant of such Class B Holder or any ancestor of any such lineal descendent, or a lineal descendant of the present or former spouse of such Class B Holder, or (y) the trustee of a trust (including a voting trust) principally for the benefit of such Class B Holder and/or persons who are Permitted Transferees of such Class B Holder; provided that such trust may grant a general or special power of appointment to such Class B Holder and/or any persons who are Permitted Transferees of such Class B Holder, and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such Class B Holder and/or any persons who are Permitted Transferees of such Class B Holder, payable by reason of the death of such Class B Holder and/or any persons who are Permitted Transferees of such Class B Holder, and (z) the executor, administrator, guardian or personal representative of the estate of such Class B Holder.

                  (B) In the case of any Class B Holder, such Class B Holder's "Permitted Transferee" means, in addition to any other Permitted Transferee hereunder, (x) a corporation, limited liability company or partnership controlled by such Class B Holder and/or persons who are Permitted Transferees of such Class B Holder; provided that if control of such a corporation, limited liability company or partnership (or of any survivor of a merger or consolidation of such a corporation, limited liability company or partnership) is acquired by any person who is not within such class of persons, each share of Class B Common Stock then held by such corporation, limited liability company or partnership, as the case may be, shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into one share of Class A Common Stock, and stock certificates formerly representing each share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof, and (y) the estate of a bankrupt or insolvent Class B Holder.

                  (C) In the case of a Class B Holder which is a trustee pursuant to a trust, such Class B Holder's "Permitted Transferee" means (x) the person who contributed the shares of Class B Common Stock in question to such trust (provided that there has been no change in control of such person other than to a Permitted Transferee of such person), and (y) a Permitted Transferee of the person (provided that there has been no change in control of such person other than to a Permitted Transferee of such person) who contributed the shares of Class B Common Stock in question to such trust.

                  (D) In the case of a Class B Holder which is a corporation or limited liability company, such Class B Holder's "Permitted Transferee" means any (x) direct or indirect controlling stockholder of such corporation or member of such limited liability company (but not any other stockholder of such corporation or member of such limited liability company), and (y) any Permitted Transferee of such controlling stockholder or member (as if such controlling stockholder or member were a Class B Holder), and the survivor of any merger or consolidation of such corporation or limited liability company; provided that, if control of such a corporation or limited liability company (or of any survivor of a merger or consolidation of such a corporation or limited liability company) is acquired by any person who is not within such class of persons, whether as a result of a merger or consolidation or otherwise, each share of Class B Common Stock then held by such corporation or limited liability company shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into one share of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof.

                  (E) In the case of a Class B Holder which is a partnership, such Class B Holder's "Permitted Transferee" means (x) any direct or indirect controlling partner of such partnership (but not any other partner of such partnership), and any Permitted Transferee of such controlling partner (as if such controlling partner were a Class B Holder), and (y) the survivor of a merger or consolidation of such partnership; provided that if control of such a partnership (or of any survivor of a merger or consolidation of such a partnership) is acquired by any person who is not within such class of persons, whether as a result of a merger or consolidation or otherwise, each share of Class B Common Stock then held by such partnership shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into one share of Class A Common Stock, and stock certificates formerly representing each share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof.

                  (F) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, such Class B Holder's "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder.

                  (G) In the case of any Class B Holder, such Class B Holder's "Permitted Transferee" means, without limitation of the foregoing, any direct or indirect Permitted Transferee of a Permitted Transferee of such Class B Holder.

                  (ii) Notwithstanding anything to the contrary set forth herein, but subject to the provisions of subparagraph (b)(6)(iv) of this Article FOURTH, in the event of any direct or indirect transfer of beneficial ownership of any shares of Class B Common Stock which, had such transfer also been a transfer of record ownership of such shares of Class B Common Stock, would not have been to a Permitted Transferee, each share of Class B Common Stock transferred shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into one share of Class A Common Stock, and stock certificates formerly representing each share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof.

                  (iii) Notwithstanding anything to the contrary set forth herein, any event which would result in the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock shall not result in such conversion if, after such event, the record holder of such shares of Class B Common Stock is a corporation, limited liability company or partnership as to which, with respect to the shares of Class B Common Stock held by such corporation, limited liability company or partnership, any Permitted Transferee of the Class B Holder prior to such event has, directly or indirectly, both investment power (which includes the power to dispose, or direct the disposition of, such shares of Class B Common Stock) and voting power (which includes the power to vote, or direct the voting of, such shares of Class B Common Stock); provided that no transaction or event intended to avoid the automatic conversion provision of this subparagraph (b)(6) of Article FOURTH shall in any

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event be entitled to the benefit of this subparagraph (b)(6)(iii) of Article
FOURTH.

                  (iv) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for any indebtedness or other obligation of any person; provided that, even if such shares are registered in the name of the pledgee or its nominee (which registration is hereby expressly permitted and shall not be considered a transfer hereunder), such shares shall remain subject to the provisions of this subparagraph (b)(6) of Article FOURTH. In the event that such pledged shares of Class B Common Stock (the "Pledged Stock") are foreclosed upon, each share of such Pledged Stock shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into one share of Class A Common Stock, and stock certificates formerly representing one share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof upon the earlier of (i) if the pledgor is contesting the foreclosure on such shares of Pledged Stock, 30 days after the date on which the foreclosure on such Pledged Stock becomes final and non-appealable or (ii) if the pledgor is not contesting the foreclosure on such shares of Pledged Stock, 30 days after the date on which such Pledged Stock is foreclosed upon; provided that the Pledged Stock shall not be automatically converted as provided in this subparagraph
(b)(6)(iv) of Article FOURTH hereof as a result of such foreclosure if, prior to expiration of either such 30-day period, the Pledged Stock shall be transferred by the pledgee or the purchaser in such foreclosure to a Class B Holder or one or more Permitted Transferees of a Class B Holder.

                  (v) Notwithstanding anything to the contrary herein, the Corporation shall not register the transfer of any shares of Class B Common Stock, unless the trans- feree and the transferor of such Class B Common Stock have furnished such affidavits and other proof as the Corporation may reasonably request to establish that such proposed transferee is a Permitted Transferee. In addition, upon any purported transfer of shares of Class B Common Stock not permitted hereunder, each share of Class


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B Common Stock purported to be so transferred shall be deemed, without further act on the part of the holder thereof or the Corporation, to be converted into one share of Class A Common Stock, and stock certificates formerly representing one share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof, and the Corporation shall register such shares of Class A Common Stock in the name of the person to whom such shares of Class B Common Stock were purported to be transferred.

                  (vi) The Corporation shall include on the certificates for shares of Class B Common Stock a legend referring to the restrictions on transfer and registration of transfer imposed by this subparagraph (b)(6) of Article FOURTH.

         (7) Automatic Conversion. (i) In the event the aggregate number of shares of Class B Common Stock and Class A Common Stock held by the Class B Holder and its Permitted Transferees at any time shall constitute less than ten percent (10%) of the total number of shares of Common Stock issued and outstanding at such time, then, without any further act on the part of the holder thereof or the Corporation, each share of Class B Common Stock then issued and outstanding shall be deemed to be converted into one share of Class A Common Stock, and stock certificates formerly representing each share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof. For purposes of the immediately preceding sentence, any shares of Class A Common Stock and Class B Common Stock repurchased or otherwise acquired by the Corporation and not subsequently sold or otherwise transferred by the Corporation shall no longer be deemed "outstanding" from and after the date of repurchase. Any event set forth in subparagraph (b)(6) or (7) of this Article FOURTH pursuant to which shares of Class B Common Stock have been automatically converted into shares of Class A Common Stock are hereafter referred to as an "Event of Automatic Conversion."



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                  (ii) Conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected at the time the Event of Automatic Conversion occurred (such time being the "Conversion Time"). The person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Time, and the rights of such person as a holder of shares of Class B Common Stock with respect to the shares of Class B Common Stock that have been converted, shall cease and terminate at and as of the Conversion Time.

         (8) Voluntary Conversion. Each share of Class B Common Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A Common Stock at any time. At the time of a voluntary conversion, the record holder of shares of Class B Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation specifying the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon such conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the Corporation of both such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted or such later time as may be specified in such written notice, and as of such time each person named in such written notice as the person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Delivery of such certificates and such written notice shall obligate the Corporation to issue such shares of Class A Common Stock, and thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such record holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such record holder.

         (9) Unconverted Shares; Notice Required. In the event of the conversion of less than all of the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of subparagraphs (b)(6), (7) or (8) of this Article FOURTH hereof, the Corporation shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

         (10) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all of the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges. The Corporation shall take all action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the shares of Class A Common Stock are or may be listed, or of any inter-dealer quotation system of a registered national securities association upon which the shares of Class A Common Stock are or may be listed.

         (11) Power to Sell and Purchase Shares. Subject to applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

         (12) Rights Otherwise Identical. Except as expressly set forth herein, the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

         (13) Certain Relationships and Definitions. For purposes of this Article FOURTH:

                  (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

                  (ii) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

                  (iii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a "Class B Holder" of such shares.

                  (iv) The term "beneficial ownership" (including, with a correlative meaning, the term "beneficially own"), shall have the meaning assigned such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                  (v) Unless otherwise specified, the term "person" means both natural persons and legal entities.

                  (vi) The term "transfer" means any direct or indirect transfer (including by sale, assignment, gift, bequest, appointment or otherwise), and shall also include, with respect to any Class B Holder, any direct or indirect change in control of such person.

                  (vii) The term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indi-


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



rectly, of the power to direct or cause the direction of the management and policies of that person or entity, whether through the ownership of voting securities, by contract or otherwise.

(c) Preferred Stock. The Board is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                  FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) The directors shall have concurrent power with the stockholders to adopt, amend, or repeal the By-Laws of the Corporation.



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(c) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(d) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended hereafter to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

(f) The Corporation expressly elects not to be governed by Section 203 of the DGCL.

                  SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the ByLaws.


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                  SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

                  The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

                  Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                  EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed in this Certificate of Incorporation, the By-Laws or the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation.



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                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed this 20th day of August, 1996.


                                      CONSOLIDATED CIGAR HOLDINGS INC.



                                      By: /s/ Joram C. Salig
                                          -------------------------------
                                         Name:  Joram C. Salig
                                         Title: Vice President
                                                  and Secretary


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